UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)        July 7, 2005

AVALONBAY COMMUNITIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-12672	77-0404318
(Commission File Number)	(I.R.S. Employer Identification No.)

2900 Eisenhower Avenue, Suite 300, Alexandria, Virginia	22314
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code      (703) 329-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Election of Directors

On July 7, 2005, the Board of Directors of AvalonBay Communities, Inc. appointed H. Jay Sarles and Timothy J. Naughton to the Board of Directors, effective September 1, 2005.  In connection with these appointments, the Board of Directors also increased the size of the Board from eight directors to ten directors effective September 1, 2005.

Mr. Sarles will serve as an independent director and sit on the Compensation and Audit Committees of the Board.  Mr. Sarles retired from Bank of America in March 2005, where he was serving as Vice Chairman.  From 1968 until joining Bank of America in 2004, Mr. Sarles served in a variety of executive positions with FleetBoston Financial Corporation and its predecessors, including Vice Chairman and Chief Administrative Officer.

Mr. Naughton, AvalonBay’s President, will sit on the Investment and Finance Committee of the Board.

Item 1.01 Entry into a Material Definitive Agreement

In connection with his appointment to the Board of Directors as described above, Mr. Sarles will receive, upon joining the Board on September 1, 2005, the same restricted stock award and cash compensation as other directors elected at the May 11, 2005 Annual Meeting of Stockholders, except that the first quarterly cash payment of $7,500 that Mr. Sarles will receive will be the payment made on or about September 30, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVALONBAY COMMUNITIES, INC.

	By:	/s/ Thomas J. Sargeant
Name: Thomas J. Sargeant
Title: Executive Vice President – Chief Financial Officer

Date: July 7, 2005